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                                  EXHIBIT 99.1

                       PRESS RELEASE DATED MARCH 25, 1998










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PRESS RELEASE

FOR IMMEDIATE RELEASE

SHOPPING.COM RELEASES STATEMENT REGARDING SECURITY AND
EXCHANGE COMMISSION ACTIONS


MARCH 25, 1998

CORONA DEL MAR, Calif., March 25/PRNewswire/ - Shopping.com IBUY. In response to the actions taken today by the Securities and Exchange Commission, Robert J. McNulty, Chief Executive Officer of Shopping.com released the following statement.

"While we are not pleased with any negative actions regarding our stock and the trading thereof, we are encouraged to find that the systems put in place by the Securities and Exchange Commission to protect our shareholder work. Since our company's inception we have accurately and completely filed all documents required and are and will remain in compliance with the Securities and Exchange Commission regulations. We fully expect our stock to begin trading again after the 10 day suspension. We are cooperating fully with the inquiry, and will do everything possible to allow the Securities and Exchange Commission to bring this matter to an end as rapidly as possible, allowing us to refocus our efforts 100% on running our business."

"What is going on with Wall Street isn't happening on Main Street, which is where our company does its business. Our company continues to execute to its plan and despite the controversy, we continue to service our customers, and develop relationships whit suppliers and vendors to build our franchise in the explosive electronic retail marketplace."

"Shopping.com remains focused on its mission statement to be the dominant low price leader on the Internet selling brand name consumer products everyday. The company has continued to position itself as a worldwide retailer as evidenced by t he opening of our European offices to secure products and distribution for the marketplace."

Shopping.com is an innovative Internet-based electronic retailer that markets a selection of brand name consumer and commercial products at low prices via its website. Utilizing state-of-the-art proprietary technology, Shopping.com offers Internet shoppers over one million products, ranging from automotive parts and accessories to books, office supplies and music CDs. Visit Shopping.com at www.shopping.com SOURCE Shopping.com.






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